ARROW-MAGNOLIA INTERNATIONAL, INC.
                             2646 Rodney Lane
                            Dallas, Texas 75229


                              PROXY STATEMENT

                  Solicitation by the Board of Directors
                     of Proxies from Shareholders for
                    the Annual Meeting of Shareholders
                        to be held on May 30, 1996

     The Board of Directors of Arrow-Magnolia International, Inc. (hereinafter called the "Company") solicits your proxy in the enclosed form, which you are requested to fill out, sign as indicated and return to the Company in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. You are encouraged to return your completed proxy whether or not you intend to attend the meeting in person.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by